UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	FCSC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

On September 12, 2019, Fibrocell Science, Inc., a Delaware corporation (the “Company”) issued a press release announcing the execution of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Castle Creek Pharmaceutical Holdings, Inc. (“Castle Creek”), and Castle Creek Merger Corp., a Delaware corporation and wholly owned subsidiary of Castle Creek (“Merger Sub”), pursuant to which, and on the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”). The Company will survive the Merger as a wholly owned subsidiary of Castle Creek. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on September 12, 2019, the Company engaged in various communications with employees concerning the proposed Merger.  A copy of those communications is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This current report, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often include the words “anticipates,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance.  Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including without limitation, obtaining stockholder approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction and (v) other risks described in the Company’s filings with the SEC, such as its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition of the Company by Castle Creek, the Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction.  Investors and security holders are urged to read the proxy statement and other documents relating to the acquisition when they become available, because they will contain important information about the proposed transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.fibrocell.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Fibrocell Science, Inc., Corporate Secretary, 405 Eagleview Blvd., Exton, Pennsylvania 19341, telephone: (484) 713-6000.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Company by Castle Creek. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 27, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on April 29, 2019.  Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Castle Creek will be included in the proxy statement relating to such acquisition when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.fibrocell.com.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by Fibrocell Science, Inc. on September 12, 2019
99.2	Letter from John M. Maslowski to Fibrocell Science, Inc. Employees, dated September 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ John M. Maslowski
John M. Maslowski
President and Chief Executive Officer

Date: September 12, 2019